Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Scudder Money Market Fund, Scudder Government Money Fund and Scudder Tax-Free Money Fund (three of the series comprising Scudder Money Funds) in the Scudder Money Funds Prospectus and "Independent Auditors and Reports to Shareholders" and "Financial Statements" in the Scudder Money Funds Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 52 to the Registration Statement (Form N-1A, No. 2-51992) of our report dated September 7, 2002 on the financial statements and financial highlights of Scudder Money Market Fund, Scudder Government Money Fund and Scudder Tax-Free Money Fund included in the Scudder Money Funds Annual Report dated July 31, 2002.

                                                            /s/ERNST & YOUNG LLP

                                                            ERNST & YOUNG LLP



Boston, Massachusetts
November 22, 2002